Exhibit 23.2

Gastar Exploration Ltd.

1331 Lamar Street, Suite 1080

Houston, Texas 77010

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Gentlemen:

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of Gastar Exploration Ltd. of information from our reserves report dated February 10, 2009, entitled “Estimate of Reserves and Future Revenue to the Gastar Exploration Ltd. Interest in Certain Oil and Gas Properties located in the United States as of December 31, 2008, Based on Constant Prices and Costs in accordance with U.S. Securities and Exchange Commission Guidelines” and all references to our firm included in or made a part of the Gastar Exploration Ltd. Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the heading “Experts” contained in the Prospectus.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. LANCE BINDER
G. Lance Binder, P.E.
Executive Vice President

July 20, 2009

Dallas, Texas